NEWS RELEASE
FOR IMMEDIATE RELEASE
February 22, 2024

Entergy reports 2023 financial results, initiates 2024 guidance
Results in top half of guidance range for 8th consecutive year

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2023 earnings per share of $4.64 on an as-reported basis and 52 cents on an adjusted (non-GAAP) basis. For the full year, the company reported 2023 earnings per share of $11.10 on an as-reported basis and $6.77 on an adjusted basis.
“2023 was a year of successful execution to support our customers,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We delivered meaningful outcomes that included our best forced outage rates in a decade, a system that withstood record summer demand, as well as timely delivery of new service and clean energy options to support our rapidly growing customer base.”

Business highlights included the following:
•Mississippi approved legislation to bring Amazon Web Services’ $10 billion data center complexes to the state.
•The LPSC approved two solar facilities that will add approximately 225 megawatts of renewable capacity for E-LA.
•The APSC approved E-AR’s annual FRP.
•The CCNO issued its order on E-NO’s Hurricane Ida restoration costs, determining that all costs were prudent.
•Entergy was named to a Dow Jones Sustainability Index for the 22nd consecutive year.
•Newsweek named Entergy as one of America’s most responsible companies.

Table of contents	Page
News release Appendices A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 8 9 13 16 17 18 20 22

Entergy reports 2023 financial results
February 22, 2024

Consolidated earnings (GAAP and non-GAAP measures)
Fourth quarter and full year 2023 vs. 2022 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth quarter			Full year
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings	988	106	881	2,357	1,103	1,253
Less adjustments	877	(1)	877	919	(217)	1,136
Adjusted earnings (non-GAAP)	111	107	4	1,438	1,320	118
Estimated weather impact	(12)	(1)	(12)	91	86	5

(After-tax, per share in $)
As-reported earnings	4.64	0.51	4.13	11.10	5.37	5.73
Less adjustments	4.12	-	4.12	4.33	(1.05)	5.38
Adjusted earnings (non-GAAP)	0.52	0.51	0.01	6.77	6.42	0.35
Estimated weather impact	(0.06)	-	(0.05)	0.43	0.42	0.01

Calculations may differ due to rounding

Consolidated results
For fourth quarter 2023, the company reported earnings of $988 million, or $4.64 per share, on an as-reported basis, and earnings of $111 million, or 52 cents per share, on an adjusted basis. This compared to fourth quarter 2022 earnings of $106 million, or 51 cents per share, on an as-reported basis, and earnings of $107 million, or 51 cents per share, on an adjusted basis.
For full year 2023, the company reported earnings of $2,357 million, or $11.10 per share, on an as-reported basis, and earnings of $1,438 million, or $6.77 per share, on an adjusted basis. This compared to 2022 earnings of $1,103 million, or $5.37 per share, on an as-reported basis, and earnings of $1,320 million, or $6.42 per share, on an adjusted basis.
Summary discussions for the full year results by business follow. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of variances by business is provided in Appendix B.
Business segment results
Utility
For full year 2023, the Utility business reported earnings attributable to Entergy Corporation of $2,507 million, or $11.81 per share, on an as-reported basis, and earnings of $1,896 million, or $8.93 per share, on an adjusted basis. This compared to full year 2022 earnings of $1,407 million, or $6.84 per share, on an as-reported basis, and earnings of $1,686 million, or $8.20 per share, on an adjusted basis. Several drivers contributed to the year-over-year change.

In fourth quarter 2023, as a result of the 2016–2018 IRS audit resolution, the company recorded a $568 million income tax benefit as well as a $(98 million) ($(72 million) after tax) regulatory provision to share the benefits with customers (considered an adjustment and excluded from adjusted earnings).

Also in fourth quarter 2023, the company recorded the reversal of a $106 million regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the Tax Cuts and Jobs Act (considered an adjustment and excluded from adjusted earnings).

In third quarter 2023 as a result of E-AR’s offer to forgo its opportunity to seek recovery of costs resulting from the March 2013 ANO stator incident, E-AR recorded a write-off of replacement power costs and undepreciated property, plant, and equipment totaling $(78 million) ($(59 million) after tax) (considered an adjustment and excluded from adjusted earnings).

In first quarter 2023, as a result of E-LA receiving securitization proceeds for storm cost recovery, the company recorded the following (considered adjustments and excluded from adjusted earnings):

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Entergy reports 2023 financial results
February 22, 2024

•a $129 million reduction in income tax expense,
•$31 million of carrying costs on storm expenditures not previously recorded,
•a $(15 million) reduction in other income to account for LURC’s 1 percent beneficial interest in a trust established as part of the securitization, and
•a $(103 million) ($(76 million) after tax) reserve to share the benefits from securitization with customers.

In second quarter 2022, results included a regulatory charge of $(551 million) ($(413 million) after tax) that SERI recorded to increase a regulatory liability to reflect the effects of a partial settlement agreement and offer of settlement related to pending proceedings before the FERC (considered an adjustment and excluded from adjusted earnings).

Also in second quarter 2022, as a result of receiving approvals for storm cost recovery and issuance of securitized debt at E-LA and E-TX, the companies recorded the following:
•$59 million ($54 million after tax) carrying costs on storm expenditures not previously recorded (the equity portion of carrying costs related to prior years was considered an adjustment and excluded from adjusted earnings),
•a $(32 million) reduction in other income to account for LURC’s 1 percent beneficial interest in a trust established as part of E-LA’s securitization (considered an adjustment and excluded from adjusted earnings),
•a $283 million reduction in income tax expense (considered an adjustment and excluded from adjusted earnings), and
•$(224 million) ($(165 million) after tax) reserve to share the benefits from securitization with customers (considered an adjustment and excluded from adjusted earnings).

Other drivers for the year included:
•the net effect of regulatory actions across the operating companies,
•higher other income (deductions) primarily from affiliate preferred investments (offset at P&O and largely earnings neutral at the consolidated level) and higher allowance for equity funds used during construction, and
•lower other O&M.

The drivers were partially offset by:
•higher operating expenses including depreciation expense, taxes other than income taxes, nuclear refueling outage expense, and decommissioning expense;
•various regulatory charges (credits); and
•higher interest expense.

On a per share basis, 2023 results reflected higher diluted average number of common shares outstanding.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For full year 2023, Parent & Other reported a loss attributable to Entergy Corporation of $(151 million), or (71) cents per share, on an as-reported basis, and a loss of $(458 million) or $(2.16) per share on an adjusted basis. This compared to a full year 2022 loss of $(303 million), or $(1.48) per share, on an as-reported basis, and a loss of $(366 million), or $(1.78) per share on an adjusted basis.

In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other. For comparability, EWC 2022 results are also included in Parent & Other. For the full year 2022, EWC reported earnings of $63 million, or 31 cents per share, on an as-reported basis, which included revenue and operating expenses from Palisades until the plant was shut down in May 2022, and decommissioning expense and earnings on the decommissioning trust until the plant was sold in June 2022. EWC’s 2022 results also included a gain of $166 million ($130 million after tax) that resulted from the sale of Palisades and an accrual for an uncertain tax position that resulted from a state tax audit.

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Entergy reports 2023 financial results
February 22, 2024

Other drivers for the full year Parent & Other variance included:
•a reduction in income tax expense in fourth quarter 2023 as a result of the 2016–2018 IRS audit resolution (considered an adjustment and excluded from adjusted earnings);
•the effects of the third quarter 2023 DOE spent fuel litigation settlement on asset write-offs and impairments (considered an adjustment and excluded from adjusted earnings);
•lower other income (deductions) due primarily to higher dividends associated with affiliate preferred investments (offset at Utility and largely earnings neutral at the consolidated level), partially offset by the timing of charitable contributions and higher non-service pension income;
•higher interest expense due primarily to higher short-term borrowing rates; and
•higher other O&M for non-nuclear generation assets (previously included in EWC segment, partially offset by revenue from those assets).

On a per share basis, 2023 results reflected higher diluted average number of common shares outstanding.

Earnings per share guidance
Entergy initiated its 2024 adjusted EPS guidance range of $7.05 to $7.35. See webcast presentation for additional details.
The company has provided 2024 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP financial measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include the exclusion of regulatory charges related to outstanding regulatory complaints and significant income tax items.

Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Thursday, February 22, 2024, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing
888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The webcast presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through February 29, 2024, by dialing 800-770-2030, conference ID 9024832.
Entergy is a Fortune 500 company that powers life for 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi, and Texas. We’re investing in the reliability and resilience of the energy system while helping our region transition to cleaner, more efficient energy solutions. With roots in our communities for more than 100 years, Entergy is a nationally recognized leader in sustainability and corporate citizenship. Since 2018, we have delivered more than $100 million in economic benefits each year to local communities through philanthropy, volunteerism, and advocacy. Entergy is headquartered in New Orleans, Louisiana, and has approximately 12,000 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investors.
Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important

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Entergy reports 2023 financial results
February 22, 2024

milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments.” Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE; adjusted ROE, excluding affiliate preferred; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; and FFO to debt, excluding securitization debt, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, ROE is included on both an adjusted and an as-reported basis. Metrics defined as “adjusted” exclude the effect of adjustments as defined above.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.
Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2024 earnings guidance; current financial and operational outlooks; industrial load growth outlooks; statements regarding its climate transition and resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are

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Entergy reports 2023 financial results
February 22, 2024

cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (2) the effects of changes in commodity markets, capital markets, or economic conditions; and (3) the effects of technological change, including the costs, pace of development, and commercialization of new and emerging technologies.
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Media inquiries: Neal Kirby 504-576-4238 nkirby@entergy.com	Investor relations inquiries: Bill Abler 281-297-5436 wabler@entergy.com

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Fourth quarter 2023 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures Fourth quarter and full year 2023 vs. 2022 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	Fourth quarter			Full year
	2023	2022	Change	2023	2022	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	844	241	603	2,507	1,407	1,101
Parent & Other
2022 EWC	-	(12)	12	-	63	(63)
All other	144	(122)	266	(151)	(366)	215
Total Parent & Other	144	(135)	278	(151)	(303)	153
Consolidated	988	106	881	2,357	1,103	1,253

Less adjustments
Utility	602	12	590	611	(280)	891
Parent & Other
2022 EWC	-	(12)	12	-	63	(63)
All other	275	-	275	307	-	307
Total Parent & Other	275	(12)	287	307	63	245
Consolidated	877	(1)	877	919	(217)	1,136

Adjusted earnings (loss) (non-GAAP)
Utility	242	229	13	1,896	1,686	209
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(132)	(122)	(9)	(458)	(366)	(92)
Total Parent & Other	(132)	(122)	(9)	(458)	(366)	(92)
Consolidated	111	107	4	1,438	1,320	118
Estimated weather impact	(12)	(1)	(12)	91	86	5

Diluted average number of common shares outstanding (in millions)	213	209	4	212	206	7

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	3.96	1.15	2.81	11.81	6.84	4.96
Parent & Other
2022 EWC	-	(0.06)	0.06	-	0.31	(0.31)
All other	0.67	(0.58)	1.26	(0.71)	(1.78)	1.07
Total Parent & Other	0.67	(0.64)	1.32	(0.71)	(1.48)	0.77
Consolidated	4.64	0.51	4.13	11.10	5.37	5.73

Less adjustments
Utility	2.82	0.06	2.77	2.88	(1.36)	4.24
Parent & Other
2022 EWC	-	(0.06)	0.06	-	0.31	(0.31)
All other	1.29	-	1.29	1.45	-	1.45
Total Parent & Other	1.29	(0.06)	1.35	1.45	0.31	1.14
Consolidated	4.12	-	4.12	4.33	(1.05)	5.38

Adjusted earnings (loss) (non-GAAP)
Utility	1.14	1.09	0.05	8.93	8.20	0.72
Parent & Other
2022 EWC	-	-	-	-	-	-
All other	(0.62)	(0.58)	(0.04)	(2.16)	(1.78)	(0.38)
Total Parent & Other	(0.62)	(0.58)	(0.04)	(2.16)	(1.78)	(0.38)
Consolidated	0.52	0.51	0.01	6.77	6.42	0.35
Estimated weather impact	(0.06)	-	(0.05)	0.43	0.42	0.01

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
Fourth quarter and full year 2023 vs. 2022
	Fourth quarter			Full year
	2023	2022	Change	2023	2022	Change
(Pre-tax except for income taxes and totals; $ in millions)
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(98)	-	(98)	(98)	-	(98)
E-AR write-off of assets related to the ANO stator incident	-	-	-	(78)	-	(78)
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	-	-	-	(87)	(215)	128
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	-	-	-	(551)	551
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	20	(20)	-	20	(20)
Income tax effect on Utility adjustments above	26	(8)	35	73	183	(110)
2016–2018 IRS audit resolution	568	-	568	568	-	568
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	106	-	106	106	-	106
E-LA income tax benefit resulting from securitization	-	-	-	129	283	(154)
Total Utility	602	12	590	611	(280)	891

Parent & Other
2022 EWC
Income before income taxes	-	(4)	4	-	119	(119)
Income taxes	-	(8)	8	-	(54)	54
Preferred dividend requirement	-	(1)	1	-	(2)	2
Total 2022 EWC	-	(12)	12	-	63	(63)
All Other
2016–2018 IRS audit resolution	275	-	275	275	-	275
DOE spent nuclear fuel litigation settlement (IPEC)	-	-	-	40	-	40
Income tax effect on adjustments above	-	-	-	(9)	-	(9)
Total Parent & Other	275	(12)	288	307	63	245

Total adjustments	877	(1)	877	919	(217)	1,136

(After-tax, per share in $) (b)
Utility
Customer sharing of tax benefits as a result of the 2016–2018 IRS audit resolution	(0.34)	-	(0.34)	(0.34)	-	(0.34)
E-AR write-off of assets related to the ANO stator incident	-	-	-	(0.28)	-	(0.28)
Impacts from storm cost approvals and securitizations, including customer sharing (excluding income tax items below)	-	-	-	(0.29)	(0.79)	0.51
SERI regulatory charge resulting from partial settlement and offer of settlement for pending litigation	-	-	-	-	(2.01)	2.01
Impacts from FERC’s December 2022 SERI order on the sale-leaseback complaint	-	0.06	(0.06)	-	0.06	(0.06)
2016–2018 IRS audit resolution	2.67	-	2.67	2.67	-	2.67
E-LA reversal of regulatory liability associated with Hurricane Isaac securitization, initially recorded in 2017 as a result of the TCJA	0.50	-	0.50	0.50	-	0.50
E-LA income tax benefit resulting from securitization	-	-	-	0.61	1.38	(0.77)
Total Utility	2.82	0.06	2.77	2.88	(1.36)	4.24

Parent & Other
Total 2022 EWC	-	(0.06)	0.06	-	0.31	(0.31)
2016–2018 IRS audit resolution	1.29	-	1.29	1.30	-	1.30
DOE spent nuclear fuel litigation settlement (IPEC)	-	-	-	0.15	-	0.15
Total Parent & Other	1.29	(0.06)	1.35	1.45	0.31	1.14

Total adjustments	4.12	-	4.12	4.33	(1.05)	5.38

Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/(negative) impact on earnings)
Fourth quarter and full year 2023 vs. 2022
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Fourth quarter			Full year
	2023	2022	Change	2023	2022	Change
Utility
Operating revenues	-	-	-	31	46	(16)
Asset write-offs and impairments	-	-	-	(78)	-	(78)
Other regulatory charges (credits)–net	(98)	-	(98)	(174)	(775)	601
Other income (deductions)	-	-	-	(15)	(37)	22
Depreciation and amortization	-	33	(33)	-	33	(33)
Income taxes	700	(21)	721	848	453	395
Total Utility	602	12	590	611	(280)	891

Parent & Other
2022 EWC
Operating revenues	-	43	(43)	-	343	(343)
Fuel and fuel-related expenses	-	(18)	18	-	(98)	98
Purchased power	-	(20)	20	-	(83)	83
Nuclear refueling outage expenses	-	-	-	-	(18)	18
Other O&M	-	(10)	10	-	(103)	103
Asset write-offs and impairments	-	-	-	-	163	(163)
Decommissioning	-	-	-	-	(28)	28
Taxes other than income taxes	-	(3)	3	-	(16)	16
Depreciation and amortization	-	(1)	1	-	(14)	14
Other income (deductions)	-	8	(8)	-	(18)	18
Interest expense	-	(3)	3	-	(8)	8
Income taxes	-	(8)	8	-	(54)	54
Preferred dividend requirements	-	(1)	1	-	(2)	2
Total 2022 EWC	-	(12)	12	-	63	(63)
All Other
Asset write-offs and impairments	-	-	-	40	-	40
Income taxes	275	-	275	267	-	267
Total Parent & Other	275	(12)	287	307	63	245

Total adjustments	877	(1)	877	919	(217)	1,136

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
Fourth quarter and full year 2023 vs. 2022
($ in millions)
	Fourth quarter			Full year
	2023	2022	Change	2023	2022	Change
Utility	1,576	1,089	487	4,878	3,031	1,847
Parent & Other
2022 EWC	-	(103)	103	-	(81)	81
All other	(513)	(210)	(303)	(584)	(365)	(219)
Total Parent & Other	(513)	(313)	(200)	(584)	(446)	(138)
Consolidated	1,063	776	287	4,294	2,585	1,709

Calculations may differ due to rounding

OCF increased year-over-year due primarily to lower fuel and purchased power payments at the Utility, higher non-capital storm restoration spending in 2022, lower pension contributions, and higher interest received due primarily to shorter-term financing interest earnings at E-LA and interest on storm reserve escrow accounts. The increase was partially offset by lower receipts from Utility customers (primarily lower fuel revenue), receipt of E-NO’s storm securitization proceeds in 2022, higher interest paid, and the wind down of EWC.

Affiliate preferred dividend payments contributed to the Utility and Parent & Other variances but was neutral at the consolidated level.

Intercompany income tax payments contributed to the Utility and Parent & Other variances but was not a material driver for the consolidated result.

B: Earnings variance analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2023 versus 2022 as-reported and adjusted earnings per share variances for Utility and Parent & Other.

Appendix B-1: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Fourth quarter 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	1.15	1.09		(0.06)	(0.58)	(0.58)		0.51	0.51
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net	(0.24)	0.11	(g)	(0.02)	0.01	0.01		(0.24)	0.12
Nuclear refueling outage expense	(0.01)	(0.01)		-	-	-		(0.01)	(0.01)
Other O&M	(0.22)	(0.22)	(h)	0.04	(0.05)	(0.05)	(i)	(0.24)	(0.27)
Asset write-offs and impairments	(0.01)	(0.01)		-	(0.01)	(0.01)		(0.02)	(0.02)
Decommissioning expense	(0.01)	(0.01)		-	-	-		(0.01)	(0.01)
Taxes other than income taxes	-	-		0.01	-	-		0.01	-
Depreciation/amortization exp.	(0.21)	(0.09)	(j)	-	(0.01)	(0.01)		(0.21)	(0.10)
Other income (deductions)	0.20	0.20	(k)	(0.03)	0.05	0.05	(l)	0.22	0.25
Interest expense	(0.04)	(0.04)		0.01	(0.03)	(0.03)		(0.07)	(0.08)
Income taxes – other	3.41	0.13	(m)	0.04	1.32	-	(n)	4.78	0.14
Share effect	(0.07)	(0.02)	(o)	-	(0.01)	0.01		(0.09)	(0.01)
2023 earnings (loss)	3.96	1.14		-	0.67	(0.62)		4.64	0.52

h
Calculations may differ due to rounding

Appendix B-2: As-reported and adjusted earnings per share variance analysis (c), (d), (e)
Full year 2023 vs. 2022
(After-tax, per share in $)
				Parent & Other
	Utility			2022 EWC (f)	All other			Consolidated
	As- reported	Adjusted		As- reported	As- reported	Adjusted		As- reported	Adjusted
2022 earnings (loss)	6.84	8.20		0.31	(1.78)	(1.78)		5.37	6.42
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)–net	2.89	0.85	(g)	(0.62)	0.06	0.06	(p)	2.33	0.91
Nuclear refueling outage expense	(0.05)	(0.05)	(q)	0.07	-	-		0.03	(0.05)
Other O&M	0.22	0.22	(r)	0.40	(0.09)	(0.09)	(i)	0.53	0.13
Asset write-offs and impairments	(0.29)	(0.01)	(s)	(0.63)	0.14	(0.01)	(t)	(0.78)	(0.02)
Decommissioning expense	(0.04)	(0.04)		0.11	-	-		0.07	(0.04)
Taxes other than income taxes	(0.13)	(0.13)	(u)	0.06	(0.01)	(0.01)		(0.08)	(0.14)
Depreciation/amortization exp.	(0.34)	(0.22)	(j)	0.06	(0.02)	(0.02)		(0.30)	(0.24)
Other income (deductions)	0.70	0.59	(k)	0.07	(0.20)	(0.20)	(v)	0.56	0.38
Interest expense	(0.24)	(0.24)	(w)	0.03	(0.14)	(0.14)	(x)	(0.35)	(0.38)
Income taxes – other	2.63	0.04	(m)	0.14	1.32	(0.02)	(n)	4.09	0.02
Preferred dividend requirements and noncontrolling interests	-	-		0.01	(0.01)	(0.01)		-	(0.01)
Share effect	(0.39)	(0.30)	(o)	-	0.02	0.07	(o)	(0.37)	(0.23)
2023 earnings (loss)	11.81	8.93		-	(0.71)	(2.16)		11.10	6.77

Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes - other exclude the following for the amortization of unprotected excess ADIT affecting customers’ bills (net effect is neutral to earnings) ($ in millions):

	4Q23	4Q22	FY23	FY22
Utility operating revenue	5	5	13	(45)
Utility income taxes - other	(5)	(5)	(13)	45
(d)Utility regulatory charges (credits) and Utility preferred dividend requirements and noncontrolling interest exclude the following for the effects of HLBV accounting and the approved deferral (net effect is neutral to earnings) ($ millions):

	4Q23	4Q22	FY23	FY22
Utility regulatory charges (credits)	4	14	14	26
Utility preferred dividend requirements and noncontrolling interest	(4)	(14)	(14)	(26)
(e)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line items. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.
(f)In 2022, the wind down of EWC was completed and that business is no longer a reportable segment. Starting in 2023, the remaining activity from EWC is included in Parent & Other "All other." EWC 2022 results were largely attributable to Palisades nuclear plant, which was shut down and sold in second quarter 2022. Financial results in 2022 included revenue and operating expenses from Palisades until the plant was shut down in May 2022, and decommissioning expense and earnings on the decommissioning trust until the plant was sold in June 2022. Second quarter 2022 results also included a gain of $166 million ($130 million after tax) that resulted from the sale of Palisades. Third quarter 2022 results included an accrual for an uncertain tax position that resulted from a state tax audit.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits)-net variance analysis 2023 vs. 2022 ($ EPS)
	4Q	FY
Electric volume / weather	(0.06)	0.02
Retail electric price	0.20	1.14
4Q23 E-LA and E-NO customer sharing of IRS audit resolution	(0.34)	(0.35)
3Q23 E-TX adjustments to regulatory provisions	-	0.11
3Q23 E-TX base rate case relate-back	(0.01)	(0.04)
3Q23 SERI depreciation rate settlement (largely offset by a retroactive reduction in depreciation expense)	-	(0.15)
1Q23 E-LA provision for customer sharing of securitization benefits	-	(0.37)
1Q23 E-LA true-up of carrying charges on storm costs	-	0.15
3Q22 reg. credit for E-MS 2021 FRP lookback true-up	-	(0.05)
3Q22 reg. credit for retroactive portion of E-MS 2022 FRP rate change	-	(0.03)
2Q22 increase in provision for potential refunds in SERI complaints	-	2.01
2Q22 E-LA provision for customer sharing of securitization benefits	-	0.81
2Q22 reg. provisions for true-up of E-LA and E-TX equity carrying costs on 2020 storms	-	(0.26)
2Q22 / 1Q22 reg. provisions for true-up of E-LA and E-TX cost of debt from 2020 storms	-	(0.07)
Reg. provisions for decommissioning items	(0.01)	(0.02)
Grand Gulf recovery	(0.02)	(0.09)
Other	-	0.08
Total	(0.24)	2.89
(g)The fourth quarter and full year variances reflect regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), E-MS’s FRP, various E-MS riders, E-NO’s FRP, and E-TX’s base rate increase. In fourth quarter 2023, E-LA and E-NO recorded a regulatory provision for customer sharing of income tax benefits as a result of the 2016–2018 IRS audit resolution (considered an adjustment and excluded from adjusted earnings). The effects of weather on retail volume were also a driver for the quarter. The full year variance also reflected various regulatory provisions (detailed in the table to the right), including customer sharing and other items related to securitization and storm cost recovery (the majority of which were considered adjustments and excluded from adjusted earnings).
(h)The fourth quarter earnings decrease from higher Utility other O&M reflected an increase in contract costs related to operational performance, customer service, and organizational health initiatives and higher power delivery expenses due primarily to an increase in vegetation management. The decrease was partially offset by lower MISO costs, a portion of which was the result of MISO changing its ancillary generator services market rules (largely offset by lower ancillary generator revenues), and lower benefits costs.
(i)The fourth quarter and full year earnings decreases from higher Parent & Other other O&M were due primarily to the business activity that was previously reported within EWC and is now included in Parent & Other in 2023.
(j)The fourth quarter and full year earnings decreases from higher Utility depreciation/amortization expense were due to higher plant in service, updated depreciation rates for E-TX, and a fourth quarter 2022 adjustment to SERI’s depreciation expense that resulted from FERC’s December 2022 order on the sale-leaseback complaint (considered an adjustment and excluded from adjusted earnings). This was partially offset by the approval of lower depreciation rates at SERI retroactive to March 2022 (largely offset by a regulatory provision to refund the excess depreciation previously collected from customers).
(k)The fourth quarter and full year earnings increases from higher Utility other income (deductions) were due largely to higher intercompany dividend income from affiliated preferred membership interests related to storm cost securitizations (largely offset in P&O). The full year earnings increase also reflected a few additional drivers. AFUDC-equity increased due to higher construction work in progress. In second quarter 2022, two items were recorded as a result of E-LA securitization: a $32 million charge to account for LURC’s 1% beneficial interest in a trust established as part of E-LA’s 2022 securitization (considered an adjustment and excluded from adjusted earnings), and an adjustment to AFUDC-equity for the approved equity component of carrying costs on 2020 storms not previously recorded (the portion related to prior years was considered an adjustment and excluded from adjusted earnings). Additionally, the full year increase included changes in nuclear decommissioning trust returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). The full year increase was partially offset by storm restoration carrying costs recorded in first quarter and second quarter 2022, a $(15 million) ($(15 million) after tax) charge recorded in first quarter 2023 to account for LURC’s 1% beneficial interest in a trust established as part of E-LA’s 2023 storm cost securitization (considered an adjustment and excluded from adjusted earnings), and lower carrying costs on deferred fuel balances.
(l)The fourth quarter earnings increase from higher Parent & Other other income (deductions) was due to the timing of charitable contributions and income recorded on legacy EWC pension plans. The increase was partially offset by changes in intercompany dividends associated with affiliate preferred membership interests resulting from E-LA’s securitizations (largely offset at Utility).
(m)The fourth quarter and full year earnings increases from Utility income taxes - other reflected several items. In the fourth quarter 2023, a $568 million income tax benefit was recorded as a result of the resolution of the 2016–2018 IRS audit (considered an adjustment and excluded from adjusted earnings). Also in fourth quarter 2023, E-LA recorded the reversal of a $106 million regulatory liability associated with the Hurricane Ida securitization, originally recorded in 2017 as a result of the TCJA (considered an adjustment and excluded from adjusted earnings). In the fourth quarter 2022, a $(13 million) increase in income tax expense was recorded as a result of FERC’s sale-leaseback order (considered an adjustment and excluded from adjusted earnings). Additional true-ups totaling $18 million were recorded in the fourth quarter 2023 compared to $(6 million) in fourth quarter 2022. The full year increase also reflected two additional drivers: a $129 million income tax benefit recorded in first quarter 2023 related to storm cost securitization financing and a $283 million income tax benefit recorded in second quarter 2022 related to securitization financing (both items were considered adjustments and excluded from adjusted earnings).
(n)The fourth quarter and full year as-reported earnings increases from Parent & Other income taxes - other was due largely to a $275 million income tax benefit resulting from the resolution of the 2016–2018 IRS audit (considered an adjustment and excluded from adjusted earnings).
(o)The fourth quarter and full year earnings per share impacts from share effect were due to settlement of equity forward sales in November 2022, November 2023, and December 2023 under the company’s ATM program.
(p)The full year earnings increase from Parent & Other operating revenue less fuel, fuel related expenses and gas purchased for resale was due to business activity that was previously reported within EWC and is now included in Parent & Other in 2023.
(q)The full year earnings decrease from higher Utility nuclear refueling outage expense was due primarily to higher amortization of ANO 1 refueling outage costs.
(r)The full year earnings increase from lower Utility other O&M reflected lower compensation and benefits costs; lower MISO costs, a portion of which was the result of MISO changing its ancillary generator services market rules (largely offset by lower ancillary generator revenues); lower non-nuclear generation expenses primarily due to a reduced scope of work; lower customer service center support costs; lower nuclear generation expenses primarily due to a reduced scope of work and lower labor costs; and the recognition of a DOE award for spent fuel litigation. The increase was partially offset by higher contract costs related to operational performance, customer service, and organizational health initiatives; higher power delivery expenses due primarily to an increase in vegetation management; and higher insurance expenses due primarily to lower nuclear insurance refunds in 2023.
(s)The full year as-reported earnings decrease from higher Utility asset write-offs and impairments was due to a third quarter 2023 E-AR write-off totaling $(78 million) ($(59 million) after tax) related to the 2013 ANO stator incident (considered an adjustment and excluded from adjusted earnings).
(t)The full year as-reported earnings increase from lower Parent & Other asset write-offs and impairments was due to recording a spent fuel litigation settlement related to IPEC in third quarter 2023 (considered an adjustment and excluded from adjusted earnings).
(u)The full year earnings decrease from higher Utility taxes other than income taxes was due to higher ad valorem taxes.
(v)The full year earnings decrease from lower Parent & Other other income (deductions) was due primarily to changes in dividends from affiliate preferred membership resulting from E-LA’s securitizations (largely offset in Utility), partially offset by the timing of charitable contributions, and higher non-service pension income.
(w)The full year earnings decrease from higher Utility interest expense was due primarily to higher interest rates as well as higher debt balances.
(x)The full year earnings decrease from higher Parent & Other interest expense was due primarily to higher interest rates on commercial paper and revolver facilities as well as higher commercial paper balances, partially offset by lower long-term debt balances.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
Fourth quarter and full year 2023 vs. 2022
	Fourth quarter				Full year
	2023	2022	% Change	% Weather adjusted (y)	2023	2022	% Change	% Weather adjusted (y)
GWh sold
Residential	7,409	7,916	(6.4)	(2.4)	36,372	37,134	(2.1)	(0.6)
Commercial	6,355	6,284	1.1	0.5	28,221	27,982	0.9	(0.6)
Governmental	572	583	(1.9)	(2.0)	2,458	2,512	(2.1)	(2.9)
Industrial	12,984	12,599	3.1	3.1	52,807	52,501	0.6	0.6
Total retail sales	27,320	27,382	(0.2)	0.8	119,858	120,129	(0.2)	(0.1)
Wholesale	3,599	3,597	0.1		15,189	15,968	(4.9)
Total sales	30,919	30,979	(0.2)		135,047	136,097	(0.8)

Number of electric retail customers
Residential					2,581,555	2,564,646	0.7
Commercial					368,665	371,407	(0.7)
Governmental					17,999	18,304	(1.7)
Industrial					46,060	47,711	(3.5)
Total retail customers					3,014,279	3,002,068	0.4

Other O&M and nuclear refueling outage exp. per MWh	$28.13	$26.01	8.2		$22.13	$22.32	(0.9)

Calculations may differ due to rounding
(y)The effects of weather were estimated using heating degree days and cooling degree days for the period from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the full year, excluding the effects of weather, retail sales were essentially flat. Residential and commercial sales each declined (0.6) percent. Industrial sales increased 0.6 percent due to an increase in demand from new/expansion customers, mainly in the primary metals, industrial gases, and petrochemicals industries and higher sales to small industrial customers. The industrial sales increase was partially offset by lower sales to cogen customers.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
Full year 2023 vs. 2022 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2023	2022	Change
GAAP measure
As-reported ROE	17.1%	9.0%	8.1%

Non-GAAP financial measure
Adjusted ROE	10.4%	10.7%	(0.3)%

As of December 31 ($ in millions, except where noted)	2023	2022	Change
GAAP measures
Cash and cash equivalents	133	224	(91)
Available revolver capacity	4,346	4,241	105
Commercial paper	1,138	828	310
Total debt	26,335	26,829	(494)
Securitization debt	263	293	(30)
Debt to capital	63.8%	66.9%	(3.1)%

Storm escrows	323	402	(79)

Non-GAAP financial measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	63.5%	66.6%	(3.1)%
Net debt to net capital, excluding securitization debt	63.4%	66.5%	(3.0)%
Gross liquidity	4,478	4,465	13
Net liquidity	3,340	3,638	(298)
Net liquidity, including storm escrows	3,663	4,040	(377)
Parent debt to total debt, excluding securitization debt	19.8%	18.8%	1.0%
FFO to debt, excluding securitization debt	14.3%	12.4%	1.9%

Calculations may differ due to rounding

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales

Financial measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corp. divided by avg. common equity
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper

Financial measures – non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corp. divided by avg. common equity
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant tax items, and other items such as certain costs, expenses, or other specified items. In 2022, the results of the EWC segment were considered an adjustment in light of the company’s exit from the merchant nuclear power business.
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excluding securitization debt

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ADIT	Accumulated deferred income taxes	HLBV	Hypothetical liquidation at book value
AFUDC	Allowance for funds used during construction	IPEC	Indian Point Energy Center (nuclear) (sold 5/28/21)
AFUDC – borrowed funds	Allowance for borrowed funds used during construction	IRS	Internal Revenue Service
AFUDC – equity funds	Allowance for equity funds used during construction	LDC	Local distribution company
ALJ	Administrative law judge	LNG	Liquified natural gas
AMI	Advanced metering infrastructure	LPSC	Louisiana Public Service Commission
ANO	Arkansas Nuclear One (nuclear)	LTM	Last twelve months
APSC	Arkansas Public Service Commission	LURC	Louisiana Utility Restoration Corporation
ATM	At the market equity issuance program	MISO	Midcontinent Independent System Operator, Inc.
bbl	Barrels	MMBtu	Million British thermal units
Bcf/D	Billion cubic feet per day	Moody’s	Moody’s Investor Service
bps	Basis points	MPSC	Mississippi Public Service Commission
CAGR	Compound annual growth rate	MTEP	MISO Transmission Expansion Plan
CCGT	Combined cycle gas turbine	NBP	National Balancing Point
CCN	Certificate for convenience and necessity	NYSE	New York Stock Exchange
CCNO	Council of the City of New Orleans	O&M	Operations and maintenance
CFO	Cash from operations	OCAPS	Orange County Advanced Power Station
COD	Commercial operation date	OCF	Net cash flow provided by operating activities
DCRF	Distribution cost recovery factor	OpCo	Utility operating company
DOE	U.S. Department of Energy	OPEB	Other post-employment benefits
DRM	Distribution Recovery Mechanism (rider within E-LA’s FRP)	Other O&M	Other non-fuel operation and maintenance expense
E-AR	Entergy Arkansas, LLC	P&O	Parent & Other
E-LA	Entergy Louisiana, LLC	Palisades	Palisades Power Plant (nuclear) (shut down May 2022, sold June 2022)
E-MS	Entergy Mississippi, LLC	PMR	Performance Management Rider
E-NO	Entergy New Orleans, LLC	PPA	Power purchase agreement or purchased power agreement
E-TX	Entergy Texas, Inc.	PUCT	Public Utility Commission of Texas
EEI	Edison Electric Institute	RFP	Request for proposals
EPS	Earnings per share	ROE	Return on equity
ESG	Environmental, social, and governance	RSP	Rate Stabilization Plan (E-LA Gas)
ETR	Entergy Corporation	S&P	Standard & Poor’s
EWC	Entergy Wholesale Commodities	SEC	U.S. Securities and Exchange Commission
FERC	Federal Energy Regulatory Commission	SERI	System Energy Resources, Inc.
Fifth Circuit	U.S. Fifth Circuit Court of Appeals	TCJA	Tax Cuts and Jobs Act of 2017
FFO	Funds from operations	TCRF	Transmission cost recovery factor
FIN 48	FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”	TRAM	Tax reform adjustment mechanism
FRP	Formula rate plan	TRM	Transmission Recover Mechanism (rider within E-LA’s FRP)
GAAP	U.S. generally accepted accounting principles	UPSA	Unit Power Sales Agreement
GRIP	Grid Resilience and Innovative Partnership (DOE grant program)	WACC	Weighted-average cost of capital
GCRR	Generation Cost Recovery Rider
Grand Gulf or GGNS	Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		Fourth quarter
		2023	2022
As-reported net income (loss) attributable to Entergy Corporation	(A)	2,357	1,103
Adjustments	(B)	919	(217)

Adjusted earnings (non-GAAP)	(A-B)	1,438	1,320

Average common equity (average of beginning and ending balances)	(C)	13,795	12,302

As-reported ROE	(A/C)	17.1%	9.0%
Adjusted ROE (non-GAAP)	[(A-B)/C]	10.4%	10.7%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Fourth quarter
		2023	2022
Total debt	(A)	26,335	26,829
Less securitization debt	(B)	263	293
Total debt, excluding securitization debt	(C)	26,072	26,536
Less cash and cash equivalents	(D)	133	224
Net debt, excluding securitization debt	(E)	25,939	26,312

Commercial paper	(F)	1,138	828

Total capitalization	(G)	41,297	40,113
Less securitization debt	(B)	263	293
Total capitalization, excluding securitization debt	(H)	41,034	39,820
Less cash and cash equivalents	(D)	133	224
Net capital, excluding securitization debt	(I)	40,901	39,596

Debt to capital	(A/G)	63.8%	66.9%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	63.5%	66.6%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	63.4%	66.5%

Available revolver capacity	(J)	4,346	4,241

Storm escrows	(K)	323	402

Gross liquidity (non-GAAP)	(D+J)	4,478	4,465
Net liquidity (non-GAAP)	(D+J-F)	3,340	3,638
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	3,663	4,040

Entergy Corporation notes:
Due September 2025		800	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Total Entergy Corporation notes	(L)	4,050	4,050
Revolver draw	(M)	-	150
Unamortized debt issuance costs and discounts	(N)	(37)	(43)
Total parent debt	(F+L+M+N)	5,151	4,985
Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	19.8%	18.8%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – FFO to debt, excluding securitization debt
($ in millions except where noted)		Fourth quarter
		2023	2022
Total debt	(A)	26,335	26,829
Less securitization debt	(B)	263	293
Total debt, excluding securitization debt	(C)	26,072	26,536

Net cash flow provided by operating activities, LTM	(D)	4,294	2,585

AFUDC – borrowed funds, LTM	(E)	(40)	(28)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		102	(157)
Fuel inventory		(45)	7
Accounts payable		(135)	(102)
Taxes accrued		10	4
Interest accrued		19	4
Deferred fuel costs		759	(394)
Other working capital accounts		(210)	(157)
Securitization regulatory charges, LTM		31	62
Total	(F)	531	(733)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	3,724	3,290

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	14.3%	12.4%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$63,000	$8,609	$71,609
Temporary cash investments	37,434	23,505	60,939
Total cash and cash equivalents	100,434	32,114	132,548
Accounts receivable:
Customer	699,411	—	699,411
Allowance for doubtful accounts	(25,905)	—	(25,905)
Associated companies	(21,282)	21,282	—
Other	215,265	10,069	225,334
Accrued unbilled revenues	494,615	—	494,615
Total accounts receivable	1,362,104	31,351	1,393,455
Deferred fuel costs	169,967	—	169,967
Fuel inventory - at average cost	185,653	7,146	192,799
Materials and supplies - at average cost	1,414,613	4,356	1,418,969
Deferred nuclear refueling outage costs	140,115	—	140,115
Prepayments and other	210,563	2,453	213,016
TOTAL	3,583,449	77,420	3,660,869

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,509,294	(4,509,294)	—
Decommissioning trust funds	4,863,710	—	4,863,710
Non-utility property - at cost (less accumulated depreciation)	410,845	7,701	418,546
Storm reserve escrow account	323,206	—	323,206
Other	38,513	30,981	69,494
TOTAL	10,145,568	(4,470,612)	5,674,956

PROPERTY, PLANT, AND EQUIPMENT

Electric	66,638,517	211,957	66,850,474
Natural gas	717,503	—	717,503
Construction work in progress	2,108,760	943	2,109,703
Nuclear fuel	707,852	—	707,852
TOTAL PROPERTY, PLANT, AND EQUIPMENT	70,172,632	212,900	70,385,532
Less - accumulated depreciation and amortization	26,395,786	155,417	26,551,203
PROPERTY, PLANT, AND EQUIPMENT - NET	43,776,846	57,483	43,834,329

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,669,404	—	5,669,404
Deferred fuel costs	172,201	—	172,201
Goodwill	374,099	—	374,099
Accumulated deferred income taxes	14,010	2,357	16,367
Other	151,461	149,710	301,171
TOTAL	6,381,175	152,067	6,533,242

TOTAL ASSETS	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,960,057	$139,000	$2,099,057
Notes payable and commercial paper:
Other	—	1,138,171	1,138,171
Account payable:
Associated companies	66,835	(66,835)	—
Other	1,558,713	8,032	1,566,745
Customer deposits	446,146	—	446,146
Taxes accrued	431,146	3,067	434,213
Interest accrued	201,336	12,861	214,197
Deferred fuel costs	218,927	—	218,927
Pension and other postretirement liabilities	45,144	14,364	59,508
Other	213,809	5,719	219,528
TOTAL	5,142,113	1,254,379	6,396,492

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,843,746	(1,597,764)	4,245,982
Accumulated deferred investment tax credits	205,973	—	205,973
Regulatory liability for income taxes - net	1,033,242	—	1,033,242
Other regulatory liabilities	3,116,926	—	3,116,926
Decommissioning and retirement cost liabilities	4,505,119	663	4,505,782
Accumulated provisions	462,296	274	462,570
Pension and other postretirement liabilities	546,897	101,516	648,413
Long-term debt	18,995,944	4,012,895	23,008,839
Other	1,528,284	(411,623)	1,116,661
TOTAL	36,238,427	2,105,961	38,344,388

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2023 - none	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 280,975,348 shares in 2023	2,458,748	(2,455,938)	2,810
Paid-in capital	5,198,873	2,596,538	7,795,411
Retained earnings	14,585,015	(2,644,631)	11,940,384
Accumulated other comprehensive loss	64,492	(226,952)	(162,460)
Less - treasury stock, at cost (68,162,778 shares in 2023)	120,000	4,833,498	4,953,498
TOTAL SHAREHOLDERS' EQUITY	22,187,128	(7,564,481)	14,622,647
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	124,209	(3,750)	120,459
TOTAL	22,311,337	(7,568,231)	14,743,106

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$63,887,038	$(4,183,642)	$59,703,396

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$101,049	$1,758	$12,483	$115,290
Temporary cash investments	47,186	912	60,776	108,874
Total cash and cash equivalents	148,235	2,670	73,259	224,164
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	788,552	—	—	788,552
Allowance for doubtful accounts	(30,856)	—	—	(30,856)
Associated companies	7,991	(9,407)	1,416	—
Other	223,752	4	17,946	241,702
Accrued unbilled revenues	495,859	—	—	495,859
Total accounts receivable	1,485,298	(9,403)	19,362	1,495,257
Deferred fuel costs	710,401	—	—	710,401
Fuel inventory - at average cost	141,174	—	6,458	147,632
Materials and supplies - at average cost	1,179,344	—	3,964	1,183,308
Deferred nuclear refueling outage costs	143,653	—	—	143,653
Prepayments and other	190,942	(8,673)	8,342	190,611
TOTAL	3,999,047	(90,406)	186,385	4,095,026

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,176,229	(3,176,315)	86	—
Decommissioning trust funds	4,121,864	—	—	4,121,864
Non-utility property - at cost (less accumulated depreciation)	357,763	(16)	8,658	366,405
Storm reserve escrow account	401,955	—	—	401,955
Other	42,154	51,497	8,608	102,259
TOTAL	8,099,965	(3,124,834)	17,352	4,992,483

PROPERTY, PLANT, AND EQUIPMENT

Electric	64,435,141	5,313	206,457	64,646,911
Natural gas	691,970	—	—	691,970
Construction work in progress	1,843,160	352	659	1,844,171
Nuclear fuel	582,119	—	—	582,119
TOTAL PROPERTY, PLANT, AND EQUIPMENT	67,552,390	5,665	207,116	67,765,171
Less - accumulated depreciation and amortization	25,137,429	200	150,418	25,288,047
PROPERTY, PLANT, AND EQUIPMENT - NET	42,414,961	5,465	56,698	42,477,124

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,036,397	—	—	6,036,397
Deferred fuel costs	241,085	—	—	241,085
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	81,315	358	2,427	84,100
Other	152,374	10,903	128,527	291,804
TOTAL	6,885,270	11,261	134,027	7,030,558

TOTAL ASSETS	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$2,170,037	$—	$139,000	$2,309,037
Notes payable and commercial paper:
Other	—	827,621	—	827,621
Account payable:
Associated companies	42,681	(39,329)	(3,352)	—
Other	1,769,731	83	7,776	1,777,590
Customer deposits	424,723	—	—	424,723
Taxes accrued	407,244	2,887	13,960	424,091
Interest accrued	181,960	12,927	377	195,264
Pension and other postretirement liabilities	89,348	—	15,497	104,845
Sale-leaseback/depreciation regulatory liability	103,497	—	—	103,497
Other	195,983	1,915	4,881	202,779
TOTAL	5,385,204	806,104	178,139	6,369,447

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,923,987	(638,476)	(466,674)	4,818,837
Accumulated deferred investment tax credits	211,220	—	—	211,220
Regulatory liability for income taxes - net	1,258,276	—	—	1,258,276
Other regulatory liabilities	2,324,590	—	—	2,324,590
Decommissioning and retirement cost liabilities	4,270,916	—	615	4,271,531
Accumulated provisions	530,910	—	291	531,201
Pension and other postretirement liabilities	1,047,018	—	166,537	1,213,555
Long-term debt	19,466,346	4,157,166	—	23,623,512
Other	1,104,215	(459,639)	44,144	688,720
TOTAL	36,137,478	3,059,051	(255,087)	38,941,442

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2022 - none	—	—	—	—
Common stock, $.01 par value, authorized 499,000,000 shares;
issued 279,653,929 shares in 2022	2,458,748	(2,657,052)	201,101	2,797
Paid-in capital	3,694,509	(1,619,515)	5,557,901	7,632,895
Retained earnings	13,504,961	2,075,642	(5,078,562)	10,502,041
Accumulated other comprehensive loss	41,525	—	(233,279)	(191,754)
Less - treasury stock, at cost (68,477,429 shares in 2022)	120,000	4,858,994	—	4,978,994
TOTAL COMMON SHAREHOLDERS' EQUITY	19,579,743	(7,059,919)	447,161	12,966,985
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	101,657	(3,750)	—	97,907
TOTAL	19,681,400	(7,063,669)	447,161	13,064,892

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$61,399,243	$(3,198,514)	$394,462	$58,595,191

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,646,866		$—	$2,646,866
Natural gas	50,101		—	50,101
Other	—		27,838	27,838
Total	2,696,967		27,838	2,724,805

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	599,586		12,402	611,988
Purchased power	201,726		12,111	213,837
Nuclear refueling outage expenses	39,072		—	39,072
Other operation and maintenance	830,825		24,204	855,029
Asset write-offs, impairments, and related charges	1,528		3,073	4,601
Decommissioning	52,681		12	52,693
Taxes other than income taxes	188,225		680	188,905
Depreciation and amortization	480,579		1,696	482,275
Other regulatory charges (credits) - net	19,848		—	19,848
Total	2,414,070	—	54,178	2,468,248

OPERATING INCOME	282,897		(26,340)	256,557

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	26,255		—	26,255
Interest and investment income	141,989		(75,512)	66,477
Miscellaneous - net	(81,492)		1,494	(79,998)
Total	86,752		(74,018)	12,734

INTEREST EXPENSE
Interest expense	214,838		49,714	264,552
Allowance for borrowed funds used during construction	(10,193)		—	(10,193)
Total	204,645		49,714	254,359

INCOME BEFORE INCOME TAXES	165,004		(150,072)	14,932

Income taxes	(679,199)		(294,153)	(973,352)

CONSOLIDATED NET INCOME	844,203		144,081	988,284

Preferred dividend requirements of subsidiaries and noncontrolling interests	182		499	681

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$844,021		$143,582	$987,603

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$3.98		$0.68	$4.66
DILUTED	$3.96		$0.67	$4.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				212,014,487
DILUTED				212,935,151
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$3,162,759	$(3)	$—	$3,162,756
Natural gas	67,003	—	—	67,003
Other	—	—	42,741	42,741
Total	3,229,762	(3)	42,741	3,272,500

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,029,183	(3)	17,976	1,047,156
Purchased power	286,626	3	19,597	306,226
Nuclear refueling outage expenses	36,407	—	—	36,407
Other operation and maintenance	769,526	9,877	9,384	788,787
Decommissioning	49,893	—	12	49,905
Taxes other than income taxes	188,081	(125)	3,134	191,090
Depreciation and amortization	422,474	234	1,296	424,004
Other regulatory charges (credits) - net	(19,952)	—	—	(19,952)
Total	2,762,238	9,986	51,399	2,823,623

OPERATING INCOME	467,524	(9,989)	(8,658)	448,877

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	23,147	—	—	23,147
Interest and investment income	93,341	(54,675)	3,754	42,420
Miscellaneous - net	(75,758)	(38,583)	3,994	(110,347)
Total	40,730	(93,258)	7,748	(44,780)

INTEREST EXPENSE
Interest expense	201,658	41,201	2,644	245,503
Allowance for borrowed funds used during construction	(9,114)	—	—	(9,114)
Total	192,544	41,201	2,644	236,389

INCOME BEFORE INCOME TAXES	315,710	(144,448)	(3,554)	167,708

Income taxes	83,994	(22,063)	8,125	70,056

CONSOLIDATED NET INCOME	231,716	(122,385)	(11,679)	97,652

Preferred dividend requirements of subsidiaries and noncontrolling interests	(9,321)	(48)	547	(8,822)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$241,037	$(122,337)	$(12,226)	$106,474

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.16	($0.59)	($0.06)	$0.51
DILUTED	$1.15	($0.58)	($0.06)	$0.51

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				207,984,460
DILUTED				209,104,938
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2023
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,842,454	$—	$11,842,454
Natural gas	180,490	—	180,490
Competitive businesses	—	124,468	124,468
Total	12,022,944	124,468	12,147,412

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,755,793	45,787	2,801,580
Purchased power	904,184	63,852	968,036
Nuclear refueling outage expenses	150,147	—	150,147
Other operation and maintenance	2,838,057	60,156	2,898,213
Asset write-offs, impairments, and related charges (credits)	79,962	(37,283)	42,679
Decommissioning	206,626	48	206,674
Taxes other than income taxes	752,511	3,063	755,574
Depreciation and amortization	1,838,628	6,375	1,845,003
Other regulatory charges (credits) - net	(138,469)	—	(138,469)
Total	9,387,439	141,998	9,529,437

OPERATING INCOME	2,635,505	(17,530)	2,617,975

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	98,493	—	98,493
Interest and investment income	443,751	(281,025)	162,726
Miscellaneous - net	(225,049)	24,036	(201,013)
Total	317,195	(256,989)	60,206

INTEREST EXPENSE
Interest expense	856,401	189,763	1,046,164
Allowance for borrowed funds used during construction	(39,758)	—	(39,758)
Total	816,643	189,763	1,006,406

INCOME BEFORE INCOME TAXES	2,136,057	(464,282)	1,671,775

Income taxes	(374,847)	(315,688)	(690,535)

CONSOLIDATED NET INCOME	2,510,904	(148,594)	2,362,310

Preferred dividend requirements of subsidiaries and noncontrolling interests	3,777	1,997	5,774

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,507,127	$(150,591)	$2,356,536

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$11.85	($0.71)	$11.14
DILUTED	$11.81	($0.71)	$11.10

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			211,569,931
DILUTED			212,376,495
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date Ended December 31, 2022
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$13,186,884	$(39)	$—	$13,186,845
Natural gas	233,920	—	—	233,920
Competitive businesses	—	11	343,461	343,472
Total	13,420,804	(28)	343,461	13,764,237

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	3,634,394	(28)	98,485	3,732,851
Purchased power	1,478,121	28	83,395	1,561,544
Nuclear refueling outage expenses	137,618	—	18,414	156,032
Other operation and maintenance	2,899,759	35,677	103,023	3,038,459
Asset write-offs, impairments, and related charges (credits)	—	—	(163,464)	(163,464)
Decommissioning	195,831	—	28,245	224,076
Taxes other than income taxes	716,560	738	16,240	733,538
Depreciation and amortization	1,745,822	883	14,318	1,761,023
Other regulatory charges (credits) - net	669,403	—	—	669,403
Total	11,477,508	37,298	198,656	11,713,462

OPERATING INCOME	1,943,296	(37,326)	144,805	2,050,775

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	72,832	—	—	72,832
Interest and investment income (loss)	145,968	(187,152)	(34,397)	(75,581)
Miscellaneous - net	(47,604)	(46,618)	16,593	(77,629)
Total	171,196	(233,770)	(17,804)	(80,378)

INTEREST EXPENSE
Interest expense	777,998	154,348	7,714	940,060
Allowance for borrowed funds used during construction	(27,823)	—	—	(27,823)
Total	750,175	154,348	7,714	912,237

INCOME BEFORE INCOME TAXES	1,364,317	(425,444)	119,287	1,058,160

Income taxes	(34,263)	(59,180)	54,465	(38,978)

CONSOLIDATED NET INCOME	1,398,580	(366,264)	64,822	1,097,138

Preferred dividend requirements of subsidiaries and noncontrolling interests	(8,025)	(191)	2,188	(6,028)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,406,605	$(366,073)	$62,634	$1,103,166

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$6.88	($1.79)	$0.31	$5.40
DILUTED	$6.84	($1.78)	$0.31	$5.37

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				204,450,354
DILUTED				205,547,578
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$988,284	$97,652	$890,632
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	575,939	522,615	53,324
Deferred income taxes, investment tax credits, and non-current taxes accrued	(965,032)	29,518	(994,550)
Asset write-offs, impairments and related charges	4,601	—	4,601
Changes in working capital:
Receivables	319,285	211,505	107,780
Fuel inventory	(10,566)	(12,490)	1,924
Accounts payable	169,216	(42,226)	211,442
Taxes accrued	(97,777)	(85,291)	(12,486)
Interest accrued	(47,638)	(34,248)	(13,390)
Deferred fuel costs	138,921	427,640	(288,719)
Other working capital accounts	(72,977)	(32,558)	(40,419)
Changes in provisions for estimated losses	(61,460)	76,237	(137,697)
Changes in regulatory assets	20,776	(10,269)	31,045
Changes in other regulatory liabilities	258,988	(150,244)	409,232
Effect of securitization on regulatory asset	—	95,920	(95,920)
Changes in pension and other postretirement liabilities	(262,593)	(441,120)	178,527
Other	105,368	123,408	(18,040)
Net cash flow provided by operating activities	1,063,335	776,049	287,286
INVESTING ACTIVITIES
Construction/capital expenditures	(1,067,035)	(1,212,005)	144,970
Allowance for equity funds used during construction	26,255	23,147	3,108
Nuclear fuel purchases	(69,760)	(97,994)	28,234
Payment for purchase of assets	(4,661)	—	(4,661)
Net proceeds from sale of assets	—	5,887	(5,887)
Changes in securitization account	10,332	14,290	(3,958)
Payments to storm reserve escrow accounts	(5,460)	(202,455)	196,995
Receipts from storm reserve escrow accounts	98,529	125,001	(26,472)
Decrease (increase) in other investments	(11,735)	29,910	(41,645)
Proceeds from nuclear decommissioning trust fund sales	276,064	259,382	16,682
Investment in nuclear decommissioning trust funds	(302,444)	(286,093)	(16,351)
Net cash flow used in investing activities	(1,049,915)	(1,340,930)	291,015
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	668,060	703,142	(35,082)
Treasury stock	4,639	240	4,399
Common stock	130,649	852,555	(721,906)
Retirement of long-term debt	(1,751,746)	(997,261)	(754,485)
Changes in commercial paper - net	(212,934)	(559,011)	346,077
Capital contributions from noncontrolling interests	—	15,107	(15,107)
Other	4,760	1,102	3,658
Dividends paid:
Common stock	(239,494)	(225,740)	(13,754)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by financing activities	(1,400,646)	(214,446)	(1,186,200)
Net decrease in cash and cash equivalents	(1,387,226)	(779,327)	(607,899)
Cash and cash equivalents at beginning of period	1,519,774	1,003,491	516,283
Cash and cash equivalents at end of period	$132,548	$224,164	$(91,616)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$302,021	$270,673	$31,348
Income taxes	$7,530	$35,766	$(28,236)

Noncash investing activities:
Accrued construction expenditures	$40,344	$105,808	$(65,464)

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2023 vs. 2022
(Dollars in thousands)
(Unaudited)
	2023	2022	Variance

OPERATING ACTIVITIES
Consolidated net income	$2,362,310	$1,097,138	$1,265,172
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,244,479	2,190,371	54,108
Deferred income taxes, investment tax credits, and non-current taxes accrued	(707,822)	(47,154)	(660,668)
Asset write-offs, impairments and related charges (credits)	42,679	(163,464)	206,143
Changes in working capital:
Receivables	101,801	(157,267)	259,068
Fuel inventory	(45,166)	6,943	(52,109)
Accounts payable	(135,048)	(102,013)	(33,035)
Taxes accrued	10,122	4,263	5,859
Interest accrued	18,933	4,113	14,820
Deferred fuel costs	759,361	(393,746)	1,153,107
Other working capital accounts	(210,038)	(157,235)	(52,803)
Changes in provisions for estimated losses	(68,631)	374,079	(442,710)
Changes in other regulatory assets	435,877	576,859	(140,982)
Changes in other regulatory liabilities	463,805	(266,559)	730,364
Effect of securitization on regulatory asset	(491,150)	(941,035)	449,885
Changes in pension and other postretirement liabilities	(610,479)	(699,261)	88,782
Other	123,295	1,259,458	(1,136,163)
Net cash flow provided by operating activities	4,294,328	2,585,490	1,708,838
INVESTING ACTIVITIES
Construction/capital expenditures	(4,440,652)	(5,065,126)	624,474
Allowance for equity funds used during construction	98,493	72,832	25,661
Nuclear fuel purchases	(270,973)	(223,613)	(47,360)
Payment for purchase of assets	(35,094)	(106,193)	71,099
Net proceeds (payments) from sale of assets	11,000	(1,195)	12,195
Insurance proceeds received for property damages	19,493	—	19,493
Litigation proceeds from settlement agreement	—	9,829	(9,829)
Changes in securitization account	5,493	15,514	(10,021)
Payments to storm reserve escrow accounts	(19,780)	(1,494,048)	1,474,268
Receipts from storm reserve escrow accounts	98,529	1,125,279	(1,026,750)
Increase in other investments	(16,733)	(3,328)	(13,405)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	23,655	32,367	(8,712)
Proceeds from nuclear decommissioning trust fund sales	1,082,722	1,636,686	(553,964)
Investment in nuclear decommissioning trust funds	(1,185,130)	(1,708,901)	523,771
Net cash flow used in investing activities	(4,628,977)	(5,709,897)	1,080,920
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,273,297	6,019,835	(1,746,538)
Treasury stock	9,823	32,042	(22,219)
Common stock	130,649	852,555	(721,906)
Retirement of long-term debt	(5,135,753)	(5,995,903)	860,150
Changes in commercial paper - net	310,550	(373,556)	684,106
Capital contributions from noncontrolling interests	25,708	24,702	1,006
Proceeds received by storm trusts related to securitization	1,457,676	3,163,572	(1,705,896)
Other	107,595	42,761	64,834
Dividends paid:
Common stock	(918,193)	(841,677)	(76,516)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	243,033	2,906,012	(2,662,979)
Net decrease in cash and cash equivalents	(91,616)	(218,395)	126,779
Cash and cash equivalents at beginning of period	224,164	442,559	(218,395)
Cash and cash equivalents at end of period	$132,548	$224,164	$(91,616)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$987,252	$901,884	$85,368
Income taxes	$42,821	$28,354	$14,467

Noncash investing activities:
Accrued construction expenditures	$487,439	$461,748	$25,691